SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is dated as of November 15, 2016, by and between PATRICK R. MCNAMEE (“Executive”); and HEALTH INSURANCE INNOVATIONS, INC., a Delaware corporation (the “Company”). The Company and Executive are hereinafter collectively referred to as the “parties.” Provided the Executive has not revoked this Agreement, it is effective the eighth day after Executive signs it (the “Effective Date”).

RECITALS

A. Executive is employed by the Company pursuant to an Employment Agreement dated June 8, 2015, as amended by a First Amendment to Employment Agreement, dated November 9, 2015, and a Second Amendment to Employment Agreement, dated July 20, 2016 (collectively, the “Employment Agreement”).

B. Executive and the Company desire to hereby set forth the terms and conditions upon which the Employment Agreement shall be terminated and sets forth other matters relating to Executive’s departure from the Company.

NOW THEREFORE, in consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

TERMS

1. Recitals; Certain Definitions. The Recitals are true and correct and are incorporated into this Agreement. Capitalized terms appearing in this Agreement and not otherwise defined herein shall have the meanings set forth in the Employment Agreement.

2. Termination of Employment. Company hereby accepts Executive’s resignation from employment with the Company as of, and the Company and Executive hereby agree that Executive’s employment with the Company will terminate as of, the close of business on November 15, 2016 (the “Termination Date”). The Company and Executive hereby agree that the Employment Agreement is terminated effective as of the Termination Date, and except for the continuing obligations described in Section 6 below and as described in Section 15 below, neither Company nor Executive shall have any further rights, obligations, or duties under the Employment Agreement as of the Termination Date. In addition, Executive hereby resigns, effective as of the date hereof, from all corporate offices and directorships Executive holds with Company and any subsidiary or affiliate of the Company, including without limitation Executive’s positions as Chief Executive Officer of Company and as a member of the Board of Directors of Company. Executive agrees that Executive’s resignation is not a “Resignation for Good Reason” within the meaning of the Employment Agreement.

3. Purpose of this Agreement. This Agreement sets forth the terms and conditions regarding the termination of Executive’s employment with the Company. Furthermore, Executive recognizes and agrees that this Agreement sets forth all consideration and/or compensation to which Executive is entitled in connection with Executive’s employment with the Company and the termination thereof, and that, except as specifically set forth herein, Executive has no right to any further compensation and/or consideration from the Company. No revision or modification hereof shall be binding unless the same is in writing and signed by both parties. Executive acknowledges that some or all of the consideration paid pursuant to this Agreement is more than Executive would otherwise be legally entitled to receive and that such consideration is adequate consideration for the agreements and covenants contained herein.

4. Consideration. Provided that Executive signs this Agreement and does not revoke it, the Company agrees to make the following payments to Executive pursuant to the terms and conditions set forth below, and Executive will be entitled to no other payments or benefits:

a. Executive shall receive the Accrued Salary (as defined in the Employment Agreement) on the next regular payroll date during which the Accrued Salary would otherwise be payable, net of required tax and other withholdings. Executive shall be entitled to the amount set forth in the preceding sentence whether or not he revokes this Agreement.

b. Executive shall receive post-termination compensation in the amount and in accordance with the terms set forth in Section 4(b)(iii)(C) of the Employment Agreement, net of applicable tax withholdings and other required withholdings (with the Termination Date herein being deemed to be the “Termination Date” for purposes of said Section 4(b)(iii)(C)).

c. Executive shall be entitled to an additional payment equal to $453,750 in lieu of accrued bonus, such payment to be made within fifteen (15) days of the Effective Date, net of applicable tax withholdings and other required withholdings.

5. Equity Awards. As of the date of this Agreement, Executive holds 300,000 SARs pursuant to a Stock Appreciation Rights Award Agreement dated June 8, 2015, 425,000 SARs pursuant to a Stock Appreciation Rights Award Agreement dated November 9, 2015, 125,000 SARs pursuant to a Stock Appreciation Rights Award Agreement dated May 25, 2016, and 172,090 SARs pursuant to a Stock Appreciation Rights Award Agreement dated June 8, 2016 (collectively, the “McNamee SARs”). The Company agrees that the McNamee SARs shall be treated in the manner described in Section 4(b)(iii)(E) of the Employment Agreement, provided that the McNamee SARs shall otherwise continue to be governed by the terms and conditions of the LTI Plan and the applicable award agreements (including the provisions for expiration of awards set forth therein).

6. Survival of Certain Obligations. Notwithstanding the termination of the Employment Agreement, the obligations, covenants, and restrictions set forth in Section 5 of the Employment Agreement (as well as any other sections of the Employment Agreement that relate to the enforcement or interpretation of said sections) shall continue to remain in full force in effect at all times hereafter and after the Termination Date in accordance with and subject to the terms and provisions of such sections.

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7. Non-Disparagement. Executive and the Company agree that neither will make any oral or written statements or communications that disparage Executive or the Company, its officers, directors, employees, attorneys and agents, or that otherwise impugn or are reasonably likely to impugn the reputation of you or the Company, its officers, directors, employees, attorneys and agents and which statement(s) has a tendency to harm its reputation by lowering it in the estimation of the community or deterring others from associating or dealing with it, unless required by law. This includes but is not limited to statements in print, broadcast, electronic or social media of any kind.

8. No Claim for Additional Compensation or Injury. Executive agrees that Executive has been paid all amounts owed to Executive under the Fair Labor Standards Act (“FLSA”), that Executive has received all FMLA leave to which Executive is entitled and that none of Executive’s rights under the FLSA and FMLA have been violated. Executive also represents that Executive is not aware of any conduct that Executive believes would constitute fraud, any accounting or financial improprieties, or any conduct that would be unlawful under Sarbanes-Oxley, Dodd-Frank, or any other similar statute or Company policy. Executive agrees that Executive has not suffered any on the job injury for which Executive has not already filed a claim.

9. Release and Waiver of Claims. In exchange for the Company’s execution of this Agreement and Executive’s receipt of the consideration set forth in Section 4 hereof, Executive agrees to and hereby does release and discharge the Company and its parent, subsidiary and affiliated companies, and their respective owners, agents, employees, directors, officers and all their predecessors, successors and assigns (the “Released Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which Executive has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date of this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and the termination thereof; provided that Executive does not waive any nonwaivable claims for whistleblowing, unemployment compensation or workers’ compensation benefits, if applicable. Included within the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Family Medical Leave Act of 1993, as amended (“FMLA”), or the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or the Worker Adjustment and Retraining Notification Act of 1989, as amended, or the Executive Retirement Income Security Act, or the Americans with Disabilities Act, as amended, Sarbanes-Oxley, Dodd-Frank and any waivable laws governing whistle-blowing or retaliation, or any other federal, state or local civil rights or employment law and/or contract or tort law. This includes but is not limited to the Florida Civil Rights Act of 1992, the Florida Private Sector Whistleblowing law, Florida laws related to wage payment (F.S. §448.08), Florida Equal Pay Law, Florida Minimum Wage Act, laws related to worker compensation retaliation (F.S. §440.205). Executive does not waive claims under workers’ compensation laws (except for F.S. §440.205), unemployment compensation or reeemployment assistance or that may arise after the date this Agreement is executed. This release also covers and includes claims for breach of contract (express or implied), wrongful discharge, detrimental reliance, defamation, emotional distress or compensatory or punitive damages, and any claim for attorney’s fees, costs, disbursements and/or the like. Executive understands that this Agreement releases all claims based on facts or omissions occurring on or before the date of this Agreement, even if Executive does not, at the time Executive signs this Agreement, have knowledge of those facts or omissions.

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10. Challenge to Enforceability. Executive agrees not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the ADEA. Executive understands that nothing contained in this Agreement limits Executive’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Executive further understands that this Agreement does not limit Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit Executive’s right to receive an award for information provided to any Government Agencies. Nothing in this Agreement shall prevent Executive’s participation in any legal proceedings against the Company or any Released Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the EEOC or other governmental agencies; provided, however, that this Agreement shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Released Party or reinstatement with the Company in connection with any such proceedings or investigations which is not based on recovering or receiving an award paid by a Government Agency. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Released Party. Executive is not aware of any conduct by the Company or any Released Party that may violate any federal, state or local law, rule or regulation.

11. Defend Trade Secrets Act Disclaimer.

a. Nothing in this Agreement is intended to discourage or restrict Executive from reporting any theft of trade secrets pursuant to the Defend Trade Secrets Act of 2016 (the “DTSA”) or other applicable state or federal law. The DTSA prohibits retaliation against an employee because of whistleblower activity in connection with the disclosure of trade secrets, so long as any such disclosure is made either (i) in confidence to an attorney or a federal, state, or local government official and solely to report or investigate a suspected violation of the law, or (ii) under seal in a complaint or other document filed in a lawsuit or other proceeding.

b. If Executive believes that any employee or any third party has misappropriated or improperly used or disclosed trade secrets or Confidential Information, Executive should report such activity to the Company’s Chief Financial Officer. This Agreement is in addition to and not in lieu of any obligations to protect the Company’s trade secrets and Confidential Information which otherwise exist. Nothing in this Agreement shall limit, curtail or diminish the Company’s statutory rights under the DTSA, any applicable state law regarding trade secrets or common law.

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12. Governing Law; Venue. This Agreement shall be subject to and governed by the laws of the State of Florida, without giving effect to the principles of conflicts of law under Florida law that would require or permit the application of the laws of a jurisdiction other than the State of Florida and irrespective of the fact that the parties now or at any time may be residents of or engage in activities in a different state. Executive agrees that in the event of any dispute or claim arising under this Agreement, jurisdiction and venue shall be vested and proper, and Executive hereby consents to the jurisdiction of any court sitting in Tampa, Florida, including the United States District Court for the Middle District of Florida.

13. Legal Fees. In the event of any controversy arising under or relating to the interpretation or implementation of this Agreement, or the breach thereof, the prevailing party will be entitled to attorneys’ fees and costs for any trial and appellate proceedings.

14. Entire Agreement. This Agreement incorporates the entire understanding among the parties with respect to the subject matter hereof. In reaching the agreements in this Agreement, neither party has relied upon any representation or promise, oral or written, except those set forth herein. This Agreement has been duly authorized by the parties, and duly executed on behalf of each party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity.

15. Section 409A; Recoupment. The provisions of Section 16 of the Employment Agreement shall apply to the payments set forth in this Agreement. Section 19 of the Employment Agreement shall survive the termination of the Employment Agreement and shall continue to remain in full force and effect.

16. Counterpart Signatures. This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

17. Assignment. This Agreement shall be binding upon and inure solely to the benefit of each party identified herein, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. The Company may assign this Agreement to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company.

18. Confidentiality. So long as no party to this Agreement has a reasonable basis to believe that another party to this Agreement is violating or preparing to violate the terms of this Agreement, except as required by any governmental or quasi-governmental entity (including but not limited to required filings with the Securities and Exchange Commission), the parties agree that this Agreement, its terms and provisions and all correspondence and discussions related to this Agreement, shall be kept privileged and strictly confidential by each party from the date hereof into the future; provided, however, (a) Executive may disclose this information to her immediate family, tax advisors and accountants and (b) the Company shall be permitted to advise any party it believes to be a prospective employer of Executive as to the dates of Executive’s employment with the Company and Executive’s last position held with the Company, in accordance with Company policy.

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19. Severability. In the event any provision of this Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful. To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

20. Voluntary Execution. Executive represents that Executive has read this Agreement in its entirety and that Executive has had the opportunity to consult with legal counsel prior to signing this Agreement, and that Executive is fully aware of its contents and of its legal effect. Executive signs this Agreement of Executive’s own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive’s intention that Executive be legally bound hereby.

21. Period to Consider and Revoke. Executive acknowledges that Executive was offered the opportunity to consider this Agreement for a period of twenty-one (21) days from the time Executive received it on November 12, 2016 and is hereby advised to review it with an attorney of Executive’s choice. This Agreement does not become effective until seven (7) days after the date Executive signs this Agreement and provides the Company with an original thereof. Executive can revoke the Agreement at any time during that seven-day period (the “Revocation Period”).

22. Acceptance and/or Revocation. IMPORTANT NOTICE TO EXECUTIVE: You may accept this Agreement by signing it and returning it to the Company. You may exercise your right to revoke your decision to sign this Agreement by sending a written notice of revocation to the individual and address specified below by no later than the last day of the Revocation Period:

Health Insurance Innovations, Inc.

Attention: Chief Financial Officer

15438 N. Florida Avenue, Suite 201

Tampa, Florida 33613

Fax: (877) 376-5832

If you exercise your right to revoke, your termination of employment shall be deemed to be a “Resignation Without Good Reason” under the Employment Agreement, in which case Executive shall only receive the compensation and benefits described in Section 4(b)(iv) of the Employment Agreement.

[The next page is the signature page]

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IN WITNESS WHEREOF, the parties have duly executed this Separation Agreement and General Release as of the date first written above.

COMPANY:

HEALTH INSURANCE INNOVATIONS, INC.

By:	/s/ Michael D. Hershberger
Name:	Michael D. Hershberger
Its:	Chief Financial Officer

EXECUTIVE:

PATRICK R. MCNAMEE

/s/ Patrick R. McNamee
Patrick R. McNamee, individually

Date of Signature: 11/13/2016

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